UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 24, 2007, Cortex Pharmaceuticals, Inc. (the “Company”) entered into a placement agency agreement with JMP Securities LLC and Rodman & Renshaw, LLC (collectively, the “Placement Agents”), pursuant to which the Placement Agents agreed to use their best efforts to arrange for the sale of 7,075,000 shares of the Company’s common stock and warrants to purchase an additional 2,830,000 shares of the Company’s common stock in a registered direct public offering. Assuming the sale of all of the shares of common stock and warrants in the offering, at the closing of the offering the Company will pay the Placement Agents a fee equal to approximately $849,000 (6.0% of the gross proceeds from the sale of the securities) and reimburse the Placement Agents’ expenses up to an aggregate of $35,000. In addition, the Company has agreed to issue to the Placement Agents at the closing of the offering warrants to purchase up to an aggregate number of shares of common stock equal to two and one-half percent (2.5%) of the aggregate number of shares of common stock sold in the offering at an exercise price of $3.96 per share.

On August 24, 2007, the Company and certain investors entered into individual subscription agreements, pursuant to which the Company agreed to sell an aggregate of 7,075,000 shares of its common stock and warrants to purchase an additional 2,830,000 shares of its common stock to such investors. The purchase price per share of common stock and warrant to purchase 0.40 shares of common stock is $2.00. The warrants to purchase common stock have an exercise price of $2.64 per share and will be exercisable in accordance with their terms at any time on or after February 29, 2008 and on or before the close of the Company’s business on August 28, 2012. The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $13,155,853. The transaction is expected to close on August 29, 2007, subject to satisfaction of customary closing conditions, including the approval of the American Stock Exchange for the listing of the shares of common stock sold in the offering and the shares of common stock issuable upon exercise of the warrants sold in the offering.

The common stock and warrants to purchase common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on August 24, 2007, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-138844), which became effective on November 30, 2006. A copy of the opinion of Stradling Yocca Carlson & Rauth relating to the legality of the issuance and sale of the shares of common stock and warrants in the offering is attached as Exhibit 5.1 hereto.

The foregoing summaries of the terms of the placement agency agreement, the subscription agreements and the warrants are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 1.2 and 4.1, respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated August 24, 2007, by and between Cortex Pharmaceuticals, Inc., JMP Securities LLC and Rodman & Renshaw, LLC.

1.2	Form of Subscription Agreement, dated August 24, 2007, entered into between Cortex Pharmaceuticals, Inc. and each investor in the offering.

4.1	Form of Common Stock Purchase Warrant to be issued by Cortex Pharmaceuticals, Inc. to the investors and the placement agents in the offering.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

99.1	Press Release, dated August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: August 24, 2007	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agency Agreement, dated August 24, 2007, by and between Cortex Pharmaceuticals, Inc., JMP Securities LLC and Rodman & Renshaw, LLC.

1.2	Form of Subscription Agreement, dated August 24, 2007, entered into between Cortex Pharmaceuticals, Inc. and each investor in the offering.

4.1	Form of Common Stock Purchase Warrant to be issued by Cortex Pharmaceuticals, Inc. to the investors and the placement agents in the offering.

5.1	Opinion of Stradling Yocca Carlson & Rauth.

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1).

99.1	Press Release, dated August 24, 2007.